UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024

Everbridge, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37874	26-2919312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive Suite 400
Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 230-9700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EVBG	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously announced, on February 29, 2024, Everbridge, Inc. (“Everbridge”) entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), by and among Everbridge, Project Emerson Parent, LLC (“Parent”) and Project Emerson Merger Sub, Inc. (“Merger Sub”), which amends and restates the previously announced Agreement and Plan of Merger, dated as of February 4, 2024, by and among Everbridge, Parent and Merger Sub. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Everbridge (the “Merger”), with Everbridge continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Thoma Bravo Discover Fund IV, L.P., an investment fund managed by Thoma Bravo, L.P.

On April 25, 2024, Everbridge held a virtual special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified in Everbridge’s definitive proxy statement filed with the Securities and Exchange Commission on March 21, 2024 and mailed to the Everbridge stockholders starting on March 21, 2024.

As of the close of business on March 19, 2024, the record date for the Special Meeting, there were 41,462,726 shares of Everbridge’s common stock, par value $0.001 per share (“Company Common Stock”), outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. 29,773,135 shares of Company Common Stock, representing approximately 71.80% of all of the issued and outstanding Company Common Stock entitled to vote, were represented at the Special Meeting.

At the Special Meeting the following proposals were considered:

(1)	the proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”);

(2)

the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Everbridge to its named executive officers in connection with the Merger (the “Advisory Compensation Proposal”); and

(3)

the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

The tables below detail the final voting results for each proposal presented at the Special Meeting:

1.	The Everbridge stockholders approved the Merger Agreement Proposal as follows:

Votes For	Votes Against	Votes Abstained
29,533,436	175,248	64,451

2.	The Everbridge stockholders approved the Advisory Compensation Proposal as follows:

Votes For	Votes Against	Votes Abstained
28,857,069	843,628	72,438

As the Merger Agreement Proposal was approved, the Adjournment Proposal was unnecessary.

Pursuant to the terms of the Merger Agreement, the completion of the Merger remains subject to customary closing conditions, including the receipt of specified regulatory approvals and the absence of an order or law preventing the Merger. As of the date of this Current Report on Form 8-K, Everbridge continues to expect to complete the Merger in the second quarter of 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everbridge, Inc.

Dated: April 25, 2024	By:	/s/ David Wagner
David Wagner
President & Chief Executive Officer